UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2009
MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation or organization)

000-51826	47-0956945
(Commission File Number)	(I.R.S. Employer Identification No.)
Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8
(Address of Office)
(604) 684-1099
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On December 10 and 11, 2009, Mercer International Inc. (the “Company”) completed an exchange (the “Exchange”) of an aggregate of $43,250,000 principal amount of the Company’s 8.5% Convertible Senior Subordinated Notes due 2010 (the “Old Notes”) for the Company’s new 8.5% Convertible Senior Subordinated Notes due 2012 (the “New Notes”). An aggregate of $43,811,653 principal amount of New Notes was issued in the Exchange with certain holders of the Old Notes pursuant to exchange agreements dated November 25, 2009 previously filed as exhibits to our Current Report on Form 8-K dated November 25, 2009.
The New Notes were issued pursuant to an indenture, dated as of December 10, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into immediately prior to the consummation of the Exchange.
The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”) and the terms of the New Notes include those set forth in the Indenture and those made part of the Indenture by reference to the TIA.
The description below is a summary of certain selected terms of the Indenture and the New Notes. It does not purport to be complete and is qualified in its entirety by the complete text of the Indenture a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
General
The New Notes are unsecured senior subordinated obligations of the Company and are subordinate in right of payment to the Company’s existing and future senior indebtedness, including the Company’s 9.25% senior notes. The New Notes rank pari passu in right of payment to the Old Notes that remain outstanding. The New Notes are limited to $72,500,000 in aggregate principal amount and are issued in denominations of $1,000 and integral multiples of $1.00 in excess thereof. Following completion of the Exchange, an aggregate of $26,088,347 principal amount remains available for additional issuances under the Indenture. The New Notes will mature on January 15, 2012 unless earlier redeemed at our option or converted or repurchased by us at the option of the holders of the New Notes. No sinking fund is provided for the New Notes.
Interest
The New Notes bear interest at the annual rate of 8.5% and will accrue from December 10, 2009. Interest on the New Notes is payable by the Company on January 15 and July 15 of each year, commencing July 15, 2010. Interest on the New Notes is paid on the basis of a 360-day year comprised of twelve 30-day months.
Conversion
The New Notes are convertible, at the option of the holders of the New Notes, unless previously redeemed or repurchased, at any time until the close of business on the last business day prior to maturity. The New Notes are convertible into shares of Common Stock at a conversion price of $3.30 per share, (equal to a conversion rate of approximately 303 shares per $1,000 principal amount of New Notes), subject to certain adjustments.
Repurchase upon Change of Control
Holders of the New Notes have the right to require the Company to purchase all or any part of the New Notes, 30 business days after the occurrence of a change in control in the Company at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to the date of purchase.

Optional Redemption by the Company
The New Notes will be redeemable by the Company beginning July 15, 2011, at the Company’s option in whole, or in part, upon not less than 30 and not more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest up to, but not including, the date of redemption.
Covenants
The Indenture limits the incurrence by the Company, but not by its subsidiaries, of senior indebtedness.
Events of Default
Each of the following will constitute an event of default under the Indenture:
•	the Company fails to pay principal on any New Note when due, whether or not prohibited by the subordination provisions of the Indenture;
•	the Company fails to pay any interest on any New Note when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the Indenture;
•	the Company fails to perform any other agreement required of it in the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture;
•	the Company fails to pay the purchase price of any New Note when due, whether or not prohibited by the subordination provisions of the Indenture;
•	the Company fails to provide timely notice of a change in control if such failure continues for 30 days after such change of control;
•	any indebtedness for money borrowed by the Company or one of its significant subsidiaries (as defined in the Indenture) (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by the Company) in an aggregate outstanding principal amount in excess of $10.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice as provided in the Indenture; and
•	certain events in bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The New Notes were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) thereof on the basis that the Exchange constituted an exchange with existing holders of the Company’s securities and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchange.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
4.1	Indenture, dated as of December 10, 2009, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.
/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date:  December 11, 2009

MERCER INTERNATIONAL INC.
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of December 10, 2009, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee